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                                                                   Exhibit 10.14


INTEC
INDUSTRIAL TECHNOLOGIES, INC.

                                                                PRESS RELEASE

For Release:  IMMEDIATELY

Contact:  Gerald W. Stewart   203-268-8000
          Eric H. Twerdahl    203-268-8000


                      INDUSTRIAL TECHNOLOGIES INC. RETAINS
            D.H. BLAIR INVESTMENT BANKING CORP. AS FINANCIAL ADVISOR

TRUMBULL, CONNECTICUT, MAY 15, 1997 .... INDUSTRIAL TECHNOLOGIES INC. (NASDAQ:
INTI) (BSE: ITI) announced today that it has retained D. H. Blair Investment Banking Corp., New York, to act as the Company's financial advisor and investment banker.

Industrial Technologies, Inc. will continue its focus upon acquisition and strategic alliances as part of the Company's overall growth and expansion strategy. In its near-term plan, the Company will align with other web-surface inspection and measurement technology companies to augment its global market coverage and broaden its product offerings.

D. H. Blair Investment Banking Corp. is a leading Wall Street investment banking firm well-known for its activities assisting technology-oriented companies with IPO's and private placements. Blair will assist Industrial Technologies with merger and acquisition advisory, analysis, and implementation.

Dr. Gerald W. Stewart, Industrial Technologies' Chairman and CEO, adds: "We are very pleased to welcome D. H. Blair to our team to complement our efforts in fulfilling our long-term strategy for growth and international expansion in web-inspection systems and instruments as well as in our industrial computer sectors."

INDUSTRIAL TECHNOLOGIES, INC., designs, assembles and markets automatic surface inspection systems, electro-optical sensors and industrial computers. The Company's INTEC Inspection Division sells a family of automated inspection systems used in web processing industries for detecting surface flaws in various commercial products such as paper, plastics, photographic materials, metals and glass. Inspection systems utilize laser, CCD line scan camera or video image analysis technology. The Company's AMDEX Industrial Computer Division assembles and markets a broad range of industrial PC's and embeddable systems for multiple applications.
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All statements regarding anticipation and expectations contained herein are forward-looking statements that involve a number of uncertainties and risks, including but not limited to, business conditions and growth in the industries into which the Company sells its products and the general economy, demand and acceptance of existing products, the timely development and acceptance of new products, the impact of competitive products and pricing, manufacturing efficiencies, the achievement of sales and budget projections and any other factors discussed in the Company's filings with the Securities and Exchange Commission.





One Trefoil Drive, Trefoil Park, Trumbull, CT 06611
Tel: 203-268-8000   Fax: 203-268-2538